Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-210319

Subject to completion dated January 31, 2017

The information in this prospectus supplement and the accompanying base prospectus is not complete and may be changed. This prospectus supplement and the accompanying base prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus Supplement
(To the Prospectus dated April 25, 2016)

10,000,000 shares

Sanchez Energy Corporation

Common stock

We are offering 10,000,000 shares of common stock to be sold in this offering. In this offering, affiliates of GSO Capital Partners LP (individually or collectively, as the context requires, "GSO") have expressed their intent to purchase 500,000 shares of common stock offered hereby, at the public offering price set forth below.

Our common stock is traded on the NYSE under the symbol "SN." On January 30, 2017, the last reported sale price of our common stock as reported on the NYSE was $13.46 per share.

Investing in our common stock involves a high degree of risk. You should carefully read the information under the heading "Risk Factors" beginning on page S-11 of this prospectus supplement and page 6 of the accompanying base prospectus before making a decision to purchase our common stock.

	Per share	Total

Price to Public	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds, Before Expenses, to Us	$	$

(1)    To the extent GSO purchases any shares of common stock in this offering, such shares will be sold at the public offering price and will not be subject to underwriting discounts and commissions.

We have granted the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of common stock from us at the public offering price less the underwriting discount.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or before February      , 2017.

J.P. Morgan

The date of this prospectus supplement is January      , 2017.

Prospectus supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any written communication from us or the underwriters, including any free writing prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. This prospectus supplement is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, as well as the information contained in any document incorporated by reference herein or therein, is accurate as of the date of such document only. Our business, financial condition, results of operations and prospects may have changed since that date.

None of Sanchez Energy Corporation, the underwriters or any of their respective representatives is making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult your own legal, tax and business advisors regarding an investment in our common stock. Information in this prospectus supplement and the accompanying base prospectus is not legal, tax or business advice to any prospective investor.

S-i

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the base prospectus, dated April 25, 2016, including the documents incorporated by reference (the "base prospectus"), which gives more general information, some of which may not apply to this offering. The accompanying base prospectus was filed as part of our registration statement on Form S-3 with the Securities and Exchange Commission (the "SEC") as part of a "shelf" registration process. Generally, when we refer to the prospectus, we are referring to all of these documents combined. We urge you to carefully read this prospectus supplement, the information incorporated by reference, the accompanying base prospectus, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may supplement, update, or change information contained in the accompanying base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

Before you invest in our common stock, you should carefully read the registration statement described in the accompanying base prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying base prospectus form a part, as well as this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The incorporated documents are described in this prospectus supplement under "Where You Can Find More Information."

S-ii

Cautionary note regarding forward-looking statements

This prospectus supplement includes, and the documents we incorporate by reference herein contain, "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus supplement or incorporated herein by reference that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions we made based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this prospectus supplement, words such as "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," "profile," "model," "strategy," "future" or their negatives or the statements that include these words or other words that convey the uncertainty of future events or outcomes, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular, statements, express or implied, concerning our future operating results and returns, our strategy and plans or view of the market, or our ability to replace or increase reserves, increase production, or generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Important factors that could cause our actual results to differ materially from the expectations reflected in the forward-looking statements include, among others:

•
the timing and extent of changes in prices for, and demand for, crude oil and condensate, natural gas liquids ("NGLs"), natural gas and related commodities;

•
our ability to successfully execute our business and financial strategies;

•
our ability to utilize the services, personnel and other assets of Sanchez Oil & Gas Corporation pursuant to existing services agreements;

•
our ability to replace the reserves we produce through drilling and property acquisitions;

•
our ability to close our recently announced Comanche acquisition;

•
the realized benefits of the acreage acquired in our various acquisitions, including our pending Comanche acquisition, and other assets and liabilities assumed in connection therewith;

•
our ability to successfully integrate the assets acquired in our pending Comanche acquisition, if consummated, into our operations;

•
the realized benefits of our partnership with Blackstone;

•
the realized benefits of our joint ventures;

•
the realized benefits of our transactions with Sanchez Production Partners LP;

•
the extent to which our drilling plans are successful in economically developing our acreage in, and to produce reserves and achieve anticipated production levels from, our existing and future projects;

•
the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may, therefore, be imprecise;

S-iii

•
the extent to which we can optimize reserve recovery and economically develop our plays utilizing horizontal and vertical drilling, advanced completion technologies and hydraulic fracturing;

•
our ability to successfully execute our hedging strategy and the resulting realized prices therefrom;

•
the credit worthiness and performance of our counterparts, including financial institutions, operating partners and other parties;

•
competition in the oil and natural gas exploration and production industry in the marketing of crude oil, natural gas and NGLs and for the acquisition of leases and properties, employees and other personnel, equipment, materials and services and, related thereto, the availability and cost of leases, properties, employees and other personnel, equipment, materials and services;

•
our ability to access the credit and capital markets to obtain financing on terms we deem acceptable, if at all, and to otherwise satisfy our capital expenditure requirements;

•
the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities;

•
the impact of, and changes in, government policies, laws and regulations, including tax laws and regulations, environmental laws and regulations relating to air emissions, waste disposal, hydraulic fracturing and access to and use of water, laws and regulations imposing conditions and restrictions on drilling and completion operations and laws and regulations with respect to derivatives and hedging activities;

•
developments in oil producing and natural gas-producing countries, the actions of the Organization of Petroleum Exporting Countries ("OPEC") and other factors affecting the supply of oil and natural gas;

•
our ability to effectively integrate acquired crude oil and natural gas properties into our operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

•
the extent to which our crude oil and natural gas properties operated by others are operated successfully and economically;

•
the use of competing energy sources and the development of alternative energy sources;

•
unexpected results of litigation filed against us;

•
the extent to which we incur uninsured losses and liabilities or losses and liabilities in excess of our insurance coverage; and

•
the other factors described under "Risk Factors" in this prospectus supplement or incorporated by reference into this prospectus supplement.

In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements may not occur, and, if any of such events do, we may not have correctly anticipated the timing of their occurrence or the extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

S-iv

Prospectus supplement summary

This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying base prospectus. Because this summary provides only a brief overview of the key aspects of this offering, it does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement, the accompanying base prospectus, and any free writing prospectus distributed by us before making an investment decision, including the information presented under the headings "Risk Factors," "Cautionary Note Regarding Forward-Looking Statements" and the consolidated financial statements and related notes incorporated by reference into this prospectus supplement.

As used in this prospectus supplement, unless otherwise indicated: (i) the "Company," "we," "our," "us" or similar terms refer collectively to Sanchez Energy Corporation and its operating subsidiaries; (ii) "SOG" refers to Sanchez Oil and Gas Corporation, a Delaware corporation; (iii) "Sanchez Group" refers to SOG and its affiliates (but excludes the Company), (iv) "Catarina assets" refers to the assets we acquired from subsidiaries of Royal Dutch Shell plc in May 2014; (v) the "Comanche acquisition" refers to the transactions contemplated by the purchase and sale agreement we entered into with an entity controlled by The Blackstone Group, L.P., Gavilan Resources, LLC ("Blackstone"), to acquire assets from Anadarko E&P Onshore LLC and Kerr-McGee Oil and Gas Onshore LP (together, "Anadarko"), on January 12, 2017 (the "Purchase Agreement"), which is expected to close in the first quarter of 2017; and (vi) the "Comanche assets" refers to the assets to be acquired in the Comanche acquisition.

Our estimated proved reserve information as of December 31, 2016 contained in this prospectus supplement are based on a report prepared by Ryder Scott Company, L.P. ("Ryder Scott"), our independent reserve engineers. Estimated Comanche asset reserve information as of June 30, 2016 contained in this prospectus supplement is based on our internal evaluation and interpretation of reserve and other information provided to us in the course of our due diligence with respect to the Comanche acquisition and has not been independently verified or estimated. Unless otherwise specified in this prospectus supplement, the information in this prospectus supplement does not give effect to the Comanche acquisition.

Overview

We are an independent exploration and production company focused on the acquisition and development of U.S. onshore unconventional oil and natural gas resources, with a current focus on the horizontal development of significant resource potential from the Eagle Ford Shale in South Texas. We also hold an undeveloped acreage position in the Tuscaloosa Marine Shale ("TMS") in Mississippi and Louisiana which offers future upside opportunity. Our net leasehold acreage is concentrated in the oil, natural gas and condensate, or black oil and volatile oil and gas, windows of the Eagle Ford Shale and in what we believe to be the core of the TMS. We plan to invest 100% of our 2017 drilling and completion capital budget in the Eagle Ford Shale.

Our management team has extensive experience acquiring and operating oil and natural gas properties and significant expertise in horizontal drilling and fracture stimulation which we believe will contribute to the development of our sizeable inventory of drilling locations. Our operating plan focuses on multi-bench development of unconventional resources while we further improve our manufacturing approach and capital efficiency, with the goals of increasing the rate of return on our invested capital and expanding our drilling inventory.

We continue to evaluate opportunities to increase both our acreage and our producing assets through acquisitions. Our successful acquisition of such assets will depend on both the opportunities and financing alternatives available to us at the time we consider such opportunities.

As of December 31, 2016, without giving effect to the Comanche acquisition, we had 192.8 mmboe of proved reserves, which were 34% oil, 30% NGLs and 36% natural gas. The standardized measure and PV-10 of our proved reserves on such date were both approximately $513.4 million, respectively, of which 69% was attributable to proved developed reserves.

Our common stock is listed on the NYSE under the ticker symbol "SN." As of January 30, 2017, our market capitalization was approximately $900 million and we had preferred stock outstanding with an aggregate liquidation preference of approximately $26.8 million and an as-converted value of approximately $169 million.

Recent developments

Comanche acquisition

On January 12, 2017, we, through two of our subsidiaries, SN EF UnSub, LP ("SN UnSub") and SN EF Maverick, LLC ("SN Maverick"), and Blackstone, signed the Purchase Agreement to acquire the Comanche assets from Anadarko for $2,275 million in cash, subject to customary closing adjustments. The Comanche assets are primarily located in the Western Eagle Ford Shale (the "Comanche area") and are expected to significantly expand our asset base and production. These assets consist of approximately 318,000 gross (155,000 net) acres comprised of 252,000 gross (122,000 net) Eagle Ford Shale acres and 66,000 gross (33,000 net) Pearsall Shale acres, with an approximate 49% average working interest therein, contain approximately 300 mmboe of proved reserves (70% liquids, 75% proved developed), and had production of approximately 67,000 boe/d (70% liquids) as of December 31, 2016. The Purchase Agreement provides that SN UnSub will pay approximately 37% of the purchase price (including through a $100 million cash contribution from us) and SN Maverick will pay approximately 13% of the purchase price and SN UnSub and SN Maverick would acquire half of the 49% working interest in and to the Comanche assets in the aggregate (and approximately 50% and 0%, respectively, of the estimated total proved developed producing reserves, 20% and 30%, respectively, of the estimated total proved developed non-producing reserves, and 20% and 30%, respectively, of the total proved undeveloped reserves), and Blackstone will pay 50% of the purchase price and would acquire the remaining half of the 49% working interest in and to the Comanche assets (approximately 50% of the estimated total proved developed producing reserves, proved developed non-producing reserves and proved undeveloped reserves). In addition, the purchase price could increase by approximately $1,138 million if a working interest owner holding a tag-along right (the "Tag Owner") exercises its right to sell us its interest in the Comanche area (which is approximately one-half of Anadarko's interest) by February 12, 2017. We expect to close the Comanche acquisition during the first quarter of 2017. The effective date of the transaction is July 1, 2016.

The Comanche acquisition is projected to more than double our gross drilling inventory as of December 31, 2016, add 132 gross drilled but uncompleted wells and provide a path for strong growth within projected cash flow. With the Comanche assets strategically located adjacent to our existing Catarina assets, we anticipate substantial operating synergies and other benefits arising from the scale and concentration of our expanded Eagle Ford position. Our continued focus on the Western Eagle Ford, expertise at multi-bench development and efficient cost structure provide us with opportunities to create significant value from the Comanche assets. With the potential to duplicate the cost structure of our Catarina and Maverick operations throughout the Comanche assets, we expect to further improve operating efficiencies while enhancing our capability to achieve sustainability of well cost reductions over time.

In connection with the Comanche acquisition, on January 12, 2017, SN UnSub, JPMorgan Chase Bank, N.A., Citibank, N.A., and certain of their affiliates entered into a debt financing commitment letter to provide SN UnSub with a $500 million senior secured reserve-based revolving credit facility (which will be reduced to a $330 million senior secured reserve-based revolving credit facility if the tag-along right described above is not exercised) (the "SN UnSub Credit Facility").

Interim investors agreement

In connection with the execution of the Purchase Agreement, on January 12, 2017, we and Blackstone entered into an Interim Investors Agreement (the "Interim Investors Agreement") to govern the relationship between us and Blackstone pending the closing of the transactions contemplated by the Purchase Agreement and provide for certain agreements to be entered into among us and Blackstone and their affiliates in connection with the closing of the Comanche acquisition.

Securities purchase agreement

As part of the financing for the acquisition of the Comanche assets, on January 12, 2017, we and GSO entered into a Securities Purchase Agreement (the "SPA"). The SPA provides that, at the closing of the transactions contemplated by the Purchase Agreement and subject to the other terms and conditions provided therein, (i) SN EF UnSub Holdings, LLC, the limited partner of SN UnSub, will purchase 100,000 common units of SN UnSub for $100 million and GSO will purchase at least 500,000 preferred units of SN UnSub for $500 million plus, at GSO's sole election, additional preferred units if SN UnSub intends to incur senior debt other than pursuant to the SN UnSub Credit Facility, if there is an unsuccessful syndication of the SN UnSub Credit Facility, or the availability under the SN UnSub Credit Facility as of the closing (assuming that the closing of the purchase and sale agreement with the Tag Owner does not occur simultaneously or is separate) will be less than $65 million (the "Debt Replacement Units"), and (ii) GSO will purchase one common unit in SN UnSub's general partner for nominal consideration. In addition, GSO has committed, pursuant to the terms and conditions of the SPA, to purchase additional preferred units (and, at its sole option, additional Debt Replacement Units) at a simultaneous or separate closing of a purchase and sale agreement with the Tag Owner, with the same aforementioned rights to purchase additional preferred units under certain conditions. The Preferred Unit Purchaser's total commitment for both potential transactions is $800 million.

Sale of assets to Carrizo

On December 14, 2016, we completed the initial closing of the sale to Carrizo (Eagle Ford), LLC of certain oil and natural gas interests and associated assets in Dimmit, Frio, LaSalle, Zavala and McMullen Counties, Texas (the "Cotulla assets"). On January 9, 2017, we completed a second closing of an additional portion of the Cotulla assets. As of January 9, 2017, we have received aggregate consideration of approximately $160.6 million for the Cotulla assets (collectively, the "Carrizo disposition"), subject to post-closing adjustments and potential additional closings.

2017 capital program

Our 2017 capital budget is focused on the development of our approximately 345,000 net acres in the Eagle Ford Shale, inclusive of net acreage attributable to the Comanche acquisition. In 2017 we plan to invest $395 million to $440 million, or 100%, of our drilling and completion budget to complete 144 net Eagle Ford Shale wells. We also plan to invest $30 million to $35 million for facilities, leasing and seismic activities. This 2017 capital budget of $425 million to $475 million represents an increase of approximately 64% over our 2016 capital investment of $250 million to $300 million. The increase in our 2017 capital budget is attributable to the planned development of new locations expected to be added through the Comanche acquisition. Capital allocation to the Catarina, Maverick and Palmetto assets remains unchanged as a result of the Comanche acquisition, and is generally in line with 2016 activity levels.

Description of properties

We and our predecessor entities have a long history in the Eagle Ford Shale, where, as of December 31, 2016, we have assembled approximately 284,000 net leasehold acres with an approximate 94% average working interest. Pro forma for the Comanche acquisition, we will have assembled approximately 345,000 net leasehold acres with an approximate 61% average working interest as of December 31, 2016. Following completion of the Comanche acquisition, we will have over 7,000 gross (4,000 net) locations for potential future drilling. For the year 2017, we plan to invest substantially all of our capital budget in the Eagle Ford Shale.

In addition, we hold approximately 45,000 net undeveloped acres in the TMS as of December 31, 2016. We believe that the TMS play has significant development potential and may offer future upside opportunity as changes in technology, commodity prices and service prices occur.

Production and reserves

The Comanche acquisition, on a pro forma basis, increases production by approximately 33,500 net boe/d over the Company's 49,500 boe/d average rate for the fourth quarter 2016 and increases total proved reserves by approximately 150 mmboe as of December 31, 2016, an increase of 78% as compared to year-end 2016 proved reserves of 192.8 mmboe, for a total of 342.8 mmboe. As of December 31, 2016, proved developed reserves increased by approximately 106 mmboe as a result of the Comanche acquisition on a pro forma basis.

The following table provides information regarding our proved reserves by project area as of December 31, 2016:

	Estimated total proved reserves(1)
	Oil (mmbbls)	NGLs (mmbbls)	Natural Gas (bcf)	Total (mmboe)(2)	% Liquids	% Developed	PV-10 (in millions)(3)

Catarina	48.3	57.5	410.9	174.3	61%	33%	$392.2
Maverick	11.3	0.2	1.1	11.7	98%	37%	90.1
Palmetto	3.0	0.6	3.6	4.2	86%	9%	10.3
Marquis	1.8	0.4	1.6	2.4	89%	100%	17.9

Total Eagle Ford Shale	64.4	58.7	417.2	192.6	64%	33%	$510.5
TMS	0.2	—	—	0.2	100%	100%	2.9

Total	64.6	58.7	417.2	192.8	64%	33%	$513.4

Standardized measure (in millions)(1)(4)							$513.4

(1)    Our estimated net proved reserves and related standardized measure were determined using index prices for oil and natural gas, without giving effect to commodity derivative contracts, held constant throughout the life of our properties. The prices are based on the average prices during the 12-month period prior to the ending date of the period covered, determined as the unweighted arithmetic average of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements, and are adjusted by lease for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price realized at the wellhead.

(2)    One boe is equal to six mcf of natural gas or one boe of oil or NGLs based on a rough energy equivalency. This is a physical correlation and does not reflect a value or price relationship between the commodities.

(3)    PV-10 is a non-GAAP financial measure. Please see "Non-GAAP Financial Measure" for a reconciliation of PV-10 to Standardized Measure.

(4)   Standardized Measure is calculated in accordance with Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas.

The following table presents summary data for each of our primary project areas as of December 31, 2016, pro forma for the Comanche acquisition, and our drilling and completion budget for 2017:

	Identified drilling locations				2017 drilling and completion budget
	Net acreage	Average working interest	Gross	Net	Net wells completed	Capex (in millions)

Comanche	61,262	24%	4,000	1,000	53	$130 - $150
Catarina	106,051	100%	1,400	1,400	53	$160 - $170
Maverick	102,626	96%	1,100	1,000	35	$100 - $110
Javelina	45,507	100%	300	300	—	—
Palmetto	8,097	49%	300	150	3	$5 - $10
Marquis	21,477	100%	200	200	—	—

Total Eagle Ford Shale	345,020	61%	7,300	4,050	144	$395 - $440
TMS	45,639	71%	200	150	—	—
Other	727	25%	—	—	—	—

Total	391,386	62%	7,500	4,200	144	$395 - $440

Business strategy

Our primary business objective is to increase reserves, production and cash flows at an attractive return on invested capital. Our business strategy is currently focused on exploiting long-life, unconventional oil, condensate, NGL and natural gas reserves from the Eagle Ford Shale as well as other projects that directly enhance the profitability of our oil and gas development activities. Key elements of our business strategy include:

•
Efficiently develop our Eagle Ford Shale leasehold positions.  We intend to drill and develop our acreage position to maximize the value of our resource potential. At December 31, 2016, approximately 67% of our proved reserves were proved undeveloped. As of December 31, 2016, we had 473 net wells, or 865 net wells inclusive of the Comanche acquisition, and had identified over 3,000 net locations, or 4,000 net locations inclusive of the Comanche acquisition, for potential future drilling in our Eagle Ford Shale area that will be our primary targets in the near term. In 2017, we plan to invest between $395 million and $440 million on development drilling and completion in the Eagle Ford Shale to drill and complete approximately 144 net wells. This represents 100% of our 2017 drilling and completion budget and 93% of our total 2017 capital budget.

•
Enhance returns by focusing on operational flexibility and cost efficiencies.  We are focused on the improvement of our operating measures and have significant experience in successfully converting early-stage resource opportunities into cost-efficient development projects. We believe the magnitude and concentration of our acreage within our core project areas provide us with the opportunity to capture economies of scale, including the ability to directly procure goods and services from manufacturers, drill multiple wells from a single pad, utilize centralized production and fluid handling facilities and implement a line-management approach to improve efficiencies in drilling and completions. In addition, we focus on midstream and other projects that serve our production and add optionality to end markets, ultimately enhancing our realized prices.

•
Adopt and employ leading drilling and completion techniques.  We are focused on enhancing our drilling and completion techniques to maximize recovery of reserves. Industry methods with respect to drilling and completion have significantly evolved over the last several years, resulting in increased initial production rates and recoverable hydrocarbons per well through the implementation of longer laterals and more tightly spaced fracture stimulation stages. We evaluate industry drilling results and monitor the results of other operators to improve our operating practices, and we expect our drilling and completion techniques to continue to evolve.

•
Leverage our relationship with our affiliates to expand unconventional assets.  SOG, headquartered in Houston, Texas, is a private full service oil and natural gas company engaged in the exploration and development of oil and natural gas primarily in the South Texas and onshore Gulf Coast areas on behalf of its affiliates. Various members of the Sanchez Group have drilled or participated in over 3,000 wells, directly and through joint ventures, and have invested substantial amounts of capital in the oil and natural gas industry since 1972. During this period, they have carefully cultivated relationships with mineral and surface rights owners in and around our core areas and compiled an extensive technological database that we believe gives us a competitive advantage in acquiring additional leasehold positions in these areas. We have unrestricted access to the proprietary portions of the technological database related to our properties and SOG is otherwise required to interpret and use the database for our benefit. We plan to leverage our affiliates' expertise, industry relationships and size to opportunistically expand reserves and our leasehold positions in the Eagle Ford Shale and other onshore unconventional oil, condensate, NGL and natural gas resources.

•
Pursue strategic acquisitions to grow our leasehold position in the Eagle Ford Shale and seek opportunistic entry into new basins. We believe that we will be able to identify and acquire additional acreage and producing assets in the Eagle Ford Shale at attractive valuations by leveraging our longstanding relationships in and knowledge of South Texas. We also plan to selectively target additional domestic basins that would allow us to employ our strategies on attractive acreage positions that we believe are similar to our Eagle Ford Shale acreage.

•
Maintain substantial financial liquidity and flexibility.  As of December 31, 2016, we had a liquidity position of approximately $800 million, consisting of approximately $500 million of cash and cash equivalents and $300 million of availability under our undrawn revolving credit facility, which had a $350 million borrowing base with a $300 million elected aggregate commitment amount. We evaluate our level of operating activity in light of both actual commodity prices and changes we are able to make to our costs of operations and, based upon this evaluation, adjust our capital spending program as appropriate. In addition, we expect to continue to regularly review acquisition opportunities from third parties or other members of the Sanchez Group. We have entered into and intend to continue executing hedging transactions for a significant portion of our expected production to achieve more predictable cash flow and to reduce our exposure to adverse fluctuations in oil and natural gas prices.

Competitive strengths

We believe the following competitive strengths will allow us to successfully execute our business strategies:

•
Geographically concentrated leasehold position in leading North American unconventional resource trends. We have assembled a current leasehold position of approximately 345,000 net acres in the Eagle Ford Shale, pro forma for the Comanche acquisition, which we believe to be one of the highest rates of return unconventional oil and natural gas formations in North America. In addition to further leveraging our base of technical expertise in our project areas, our geographically concentrated acreage position allows us to establish economies of scale with respect to drilling, production, operating and administrative costs, in addition to further leveraging our base of technical expertise in our project areas. We believe that our recent well results and offset operator activity in and around our project areas have significantly de-risked our acreage position such that there are low geologic risks and ample repeatable drilling opportunities across our core operating areas.

•
Proven low cost operator.  We are recognized as one of the lowest cost operators in the Eagle Ford Shale. We utilize a combination of initiatives that have improved the efficiency of our operations and reduced the cost of sourcing goods and services. The Company has implemented systems and processes that provide complete transparency for our well program across our organization, thereby eliminating drag and waste on repetitive tasks. We have also segmented and optimized each step in drilling and completing a well. In addition, our supply chain management team takes a rigorous and methodical approach to reducing the total delivered costs of purchased good and services by examining costs on their most granular level. Goods and services are commonly sourced directly from suppliers, eliminating the middleman and their markups. Additionally, we constantly review the value chain for opportunities to internally provide services in order to further reduce or provide sustainability of current costs.

•
Demonstrated ability to drive liquids production and reserves growth.  Our average production for the full year 2016 was approximately 53,350 boe/d, substantially all of which was from the Eagle Ford Shale. This compares to approximately 52,600 boe/d for the full year 2015. Our total proved reserves at December 31, 2016 were 192.8 mmboe, an increase of approximately 51% over the prior year.

•
Large oil-weighted multi-year drilling inventory.  Pro forma for the Comanche acquisition, we have an inventory of over 4,000 net locations for potential future drilling on our acreage position in the oil, natural gas and condensate, or black oil and volatile oil and gas, windows of the Eagle Ford Shale. In 2017, we plan to drill and complete approximately 144 net wells on our Eagle Ford Shale acreage, inclusive of the Comanche acquisition.

•
Experienced management and strong technical team.  Our team is comprised of individuals with a long history in the oil and natural gas business, and a number of our key executives have prior experience as members of public company management teams. Furthermore, members of the Sanchez Group have a 40-plus year operating history in the areas in which we operate, providing us with extensive knowledge of the basins and the ability to leverage longstanding relationships with mineral owners. Through SOG, we have access to an experienced staff of oil and natural gas professionals, including geophysicists, geologists, drilling and completion engineers, production and reservoir engineers and technical support personnel. This technical team is large enough to support our anticipated growth into a significantly larger company relative to our current size. SOG's technical team has significant experience and expertise in applying the most sophisticated technologies used in conventional and unconventional resource style plays, including 3-D seismic interpretation capabilities, horizontal drilling, comprehensive multi-stage hydraulic fracture stimulation programs and other exploration, production and processing technologies. We believe this technical expertise is integral to successful exploitation of our assets, including defining new core producing areas in emerging plays.

Our relationship with SOG

SOG, headquartered in Houston, Texas, is a private full service oil and natural gas company engaged in the exploration and development of oil and natural gas primarily in the South Texas and onshore Gulf Coast areas on behalf of its affiliates. A. R. Sanchez Jr., our Executive Chairman, is a founder and the Chief Executive Officer and Chairman of the Board of Directors of SOG. We have entered into a services agreement and other related agreements with SOG. Pursuant to the services agreement, SOG (directly or through its subsidiaries) provides us with the services and data that we believe are necessary to manage, operate and grow our business, and we agreed to reimburse SOG for all direct and indirect costs incurred on our behalf at cost. For a discussion of the services agreement, please read Note 9 "Related Party Transactions" in the notes to the consolidated financial statements for the year ended December 31, 2015 in our Annual Report on Form 10-K for the year ended December 31, 2015 and Note 11 "Related Party Transactions" in the notes to the condensed consolidated financial statements for the nine months ended September 30, 2016 in our Quarterly Report for the quarter ended September 30, 2016, in each case, incorporated by reference into this prospectus supplement.

Corporate information

Our principal executive offices are located at 1000 Main Street, Suite 3000, Houston, Texas 77002. Our telephone number is (713) 783-8000. Our website is www.sanchezenergycorp.com.

The offering

Issuer	Sanchez Energy Corporation
Common stock offered	10,000,000 shares (11,500,000 shares if the underwriters exercise their option to purchase additional shares in full)
Common stock outstanding immediately after this offering(1)	77,135,122 shares (78,635,122 shares if the underwriters exercise their option to purchase additional shares in full)
GSO has expressed its intent to purchase 500,000 shares of our common stock in this offering at the price to the public.
Purchase rights
Each share of common stock being offered includes a Series C Junior Participating Preferred Stock purchase right. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the common stock and have no value except as reflected in the market price of the shares to which they are attached. See the accompanying base prospectus for a further description of these rights.
Use of proceeds	We estimate that our net proceeds from this offering will be approximately $ million after deducting underwriting discounts and commissions and estimated offering expenses.
We intend to use the net proceeds of this offering for general corporate purposes, including working capital. See "Use of Proceeds."
Risk factors
You should read "Risk Factors" in this prospectus supplement, the accompanying base prospectus and found in the documents incorporated herein by reference, as well as the other cautionary statements throughout this prospectus supplement, to ensure you understand the risks associated with an investment in our common stock.
NYSE Symbol	SN

(1)    Based on 67,135,122 shares outstanding as of January 31, 2017, excluding 6,633,674 shares of our common stock available for future issuance to our directors, officers and employees as restricted stock or stock option awards pursuant to our Amended and Restated 2011 Long Term Incentive Plan, 12,520,179 shares of our common stock into which our 6.500% Preferred Stock and 4.875% Preferred Stock (each, as defined below) is convertible, 8.5 million shares of our common stock issuable upon exercise of warrants to be issued to GSO and Blackstone at the closing of the Comanche acquisition, and 1.5 million shares of our common stock to be issued to GSO at the closing of the Comanche acquisition.

Non-GAAP financial measure

The following table provides a reconciliation of PV-10 to the standardized measure for our proved reserves at December 31, 2016:

As of December 31, 2016

PV-10	$513.4
Present value of future income taxes discounted at 10%	—

Standardized Measure	$513.4

PV-10 is derived from the Standardized Measure of discounted future net cash flows, which is the most directly comparable financial measure in accordance with U.S. GAAP. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at 10%. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies. We use this measure when assessing the potential return on investment related to our oil and natural gas properties. PV-10, however, is not a substitute for the Standardized Measure. Our PV-10 measure and the Standardized Measure do not purport to present the fair value of our oil and natural gas reserves.

Risk factors

An investment in our common stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, together with all of the other information contained in, or incorporated by reference into, this prospectus supplement or to which we refer you, including the financial statements and the related notes included elsewhere in this prospectus supplement and the risk factors described under the heading "Risk Factors" included in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein, and any updates to those risk factors set forth in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks below are not the only ones facing the Company or our common stock. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. Additional risks not currently known to us or that we currently deem immaterial may also adversely affect us or our common stock. This prospectus supplement also contains forward-looking statements, estimates and projections that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below. Also, please read "Cautionary Note Regarding Forward-Looking Statements."

Risks relating to our common stock

Future sales of our common stock in the public market or the issuance of securities senior to our common stock, or the perception that these sales may occur, could adversely affect the trading price of our common stock and our ability to raise funds in stock offerings.

Sales by us or our stockholders of a substantial number of shares of our common stock in the public markets, or the perception that these sales might occur, could cause the market price of our common stock to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities. We are currently authorized to issue 150.0 million shares of common stock and 15.0 million shares of preferred stock with such designations, rights, preferences, privileges and restrictions as determined by our board of directors. As of January 31, 2017, we had outstanding 67,135,122 shares of common stock, 3,527,830 shares of 6.500% Cumulative Perpetual Convertible Preferred Stock, Series A, or the "6.500% Preferred Stock," and 1,838,985 shares of 4.875% Cumulative Perpetual Convertible Preferred Stock, Series B, or the "4.875% Preferred Stock," which shares of preferred stock are currently convertible into up to 12,520,179 shares of our common stock, subject to adjustment under certain circumstances. We may also elect to pay quarterly dividends on shares of 6.500% Preferred Stock or 4.875% Preferred Stock with newly issued shares of our common stock. At the closing of the transaction contemplated by the Comanche acquisition, in addition to the shares of common stock expected to be purchased in this offering, we will issue 1.5 million shares of common stock to GSO and warrants to purchase 2.0 million and 6.5 million shares of common stock, at an exercise price of $10.00 per share, to GSO and Blackstone, respectively. There are also an additional 6,633,674 shares available for future issuance to our directors, officers and employees as restricted stock or stock option awards pursuant to our Amended and Restated 2011 Long Term Incentive Plan. The potential issuance of such additional shares of common stock may create downward pressure on the trading price of our common stock.

We may issue common stock or other equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and growth plans, to adjust our ratio of debt-to-equity, to satisfy our obligations upon the conversion of convertible securities, or for other reasons. We cannot predict the effect, if any, that future sales or issuances of shares of our common stock or other equity securities, or the availability of shares of common stock or such other equity securities for future sale or issuance, will have on the trading price of our common stock.

Our common stock ranks junior to the 4.875% Preferred Stock and 6.500% Preferred Stock with respect to dividends and amounts payable in the event of our liquidation.

Our common stock ranks junior to the 1,838,985 outstanding shares of 4.875% Preferred Stock and 3,527,830 outstanding shares of 6.500% Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up. Consequently, unless dividends have been paid or set aside for payment on all outstanding 4.875% Preferred Stock and 6.500% Preferred Stock for all past dividend periods and the then-current dividend period, no dividends may be declared or paid on our common stock. In the event of our voluntary or involuntary liquidation, dissolution or winding-up, no distribution of our assets may be made to holders of our common stock until we have paid to holders of the 4.875% Preferred Stock and 6.500% Preferred Stock a liquidation preference equal to $50.00 per share plus accrued and unpaid dividends. Furthermore, our board of directors has the authority to issue up to 9,633,185 additional shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices and liquidation preferences and, which may be superior to those of the common stock, without further vote or action by the stockholders.

Because we have no plans to pay dividends on our common stock, investors must look solely to stock appreciation for a return on their investment in us.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our board of directors may deem relevant. Covenants contained in our credit facility, our indenture and the certificates of designations for our preferred stock restrict our ability to pay dividends on our common stock. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

We adopted the Rights Plan, which though it was designed to preserve the value of our NOLs, may discourage the acquisition and sale of large blocks of our common stock and may result in significant dilution for certain stockholders.

On July 28, 2015, the Company entered into a net operating loss carryforwards ("NOLs") rights plan (the "Rights Plan") designed to preserve stockholder value and the value of our NOLs by acting as a deterrent to any person acquiring beneficial ownership of 4.9% or more of the Company's outstanding common stock without the approval of our board of directors. The Rights Plan may discourage existing 5% common stockholders from selling their interest in a single block, which may impact the liquidity of the Company's common stock, may deter institutional investors from investing in our common stock, and may deter potential acquirers from making premium offers to acquire the Company, factors which may depress the market price of our common stock. We can make no assurances the Rights Plan will be effective in meeting its intended objectives, including to deter a change in control and protecting or realizing NOLs.

Risks relating to the Comanche acquisition

Completion of the Comanche acquisition is not a condition to the completion of this offering and there can be no assurance that the Comanche acquisition will be consummated in the anticipated timeframe, on the terms described herein, or at all.

On January 12, 2017, we, along with Blackstone, entered into the Purchase Agreement for the acquisition of certain oil and natural gas properties and related assets from Anadarko. The consummation of the Comanche acquisition is subject to certain closing conditions, including conditions that must be met by Anadarko and which are beyond our control. In addition, under certain circumstances, we, Blackstone or Anadarko are able to terminate the Purchase Agreement. In addition, we may be required to seek or utilize additional or other financing sources to consummate the Comanche acquisition, or the purchase from the Tag Owner if the tag-along right is exercised, if we do not have sufficient liquidity at closing or if our anticipated financing sources, including the SN UnSub Credit Facility, are not available, and we cannot assure you that such financing sources will be available on terms acceptable to us, or at all. There can be no assurances that the Comanche acquisition will be consummated in the anticipated timeframe, on the terms described herein, or at all.

If the Comanche acquisition is not consummated, under certain circumstances, we may be required to forfeit our approximate $56.9 million deposit under the Purchase Agreement. Furthermore, our stock price could be negatively impacted if we fail to complete the Comanche acquisition.

There are a number of risks and uncertainties relating to the Comanche acquisition. There can be no assurance that events will not intervene to delay or result in the failure to close the Comanche acquisition. In addition, we, Blackstone and Anadarko have the ability to terminate the Purchase Agreement under certain circumstances. Failure to complete the Comanche acquisition would prevent us from realizing the anticipated benefits of the Comanche acquisition. We would also remain liable for significant transaction costs, including legal, accounting and financial advisory fees. In addition, the market price of our common stock may reflect various market assumptions as to whether the Comanche acquisition will be completed. Consequently, the completion of, the failure to complete, or any delay in the closing of the Comanche acquisition could result in a significant change in the market price of our common stock.

The pro forma financial statements included or incorporated by reference in this prospectus supplement are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the Comanche acquisition or the Carrizo disposition.

The pro forma financial statements included or incorporated by reference in this prospectus supplement are presented for illustrative purposes only, are based on various adjustments and assumptions, many of which are preliminary, and may not be an indication of our financial condition or results of operations following the Comanche acquisition or the Carrizo disposition. Our actual financial condition and results of operations following the Comanche acquisition may not be consistent with, or evident from, these pro forma financial statements and other statements relating to the Comanche acquisition or the Carrizo disposition. In addition, the assumptions used in preparing the pro forma financial data and estimates may not prove to be accurate, and other factors may affect our financial condition or results of operations following the Comanche acquisition or the Carrizo disposition. In addition, completion of the Comanche acquisition is not a condition to completion of this offering. Therefore, investors should refer to our historical financial statements incorporated by reference in this prospectus supplement when evaluating an investment in our common stock.

The Comanche acquisition involves risks associated with acquisitions and integration of acquired assets, and the intended benefits of the Comanche acquisition may not be realized.

The Comanche acquisition involves risks associated with acquisitions and integrating acquired assets into existing operations, including that:

•
our senior management's attention may be diverted from the management of daily operations to the integration of the assets acquired in the Comanche acquisition;

•
we could incur significant unknown and contingent liabilities for which we have limited or no contractual remedies or insurance coverage;

•
we may be unable to achieve the economies of scale that we expect from integrating the Comanche assets into our existing operations;

•
the assets acquired in the Comanche acquisition may not perform as well as we anticipate; and

•
unexpected costs, delays and challenges may arise in integrating the assets acquired in the Comanche acquisition into our existing operations.

Even if we successfully integrate the assets acquired in the Comanche acquisition into our operations, it may not be possible to realize the full benefits we anticipate or we may not realize these benefits within the expected timeframe. If we fail to realize the benefits we anticipate from the Comanche acquisition, our business, results of operations and financial condition may be adversely affected.

Under the terms of the Purchase Agreement, we will be subject to a five-year drilling and development plan and failure to comply with certain requirements under this plan may result in sizeable default payments to Anadarko.

At the closing of the Comanche acquisition, we will enter into a development agreement (the "Development Agreement") pursuant to which we will commit to completing and equipping 60 wells per year for 5 years. If we complete and equip more than 60 wells in a year, we may apply such additional wells (up to a maximum of 30 additional wells) toward the following years' 60-well requirements. If we fail to complete and equip the required number of wells in a given year (after applying any qualifying additional wells from previous years), we must pay Anadarko a default fee of $200,000 for each well we fail to timely complete and equip. The drilling plan is subject to change based upon various factors, including factors that are beyond our control, such as drilling results, oil, natural gas and NGL prices, the availability and cost of capital, drilling and production costs, availability of drilling services and equipment, gathering system and pipeline transportation constraints and regulatory approvals. Because of these uncertainties, we cannot assure you that we will be able meet our obligations under the Development Agreement following the closing of the Comanche acquisition.

Our agreements with Blackstone and GSO restrict us from transferring our right, title and interest to the Comanche assets.

At the closing of the Comanche acquisition, we will enter into a joint development agreement with Blackstone (the "JDA") that provides for the administration, operation and transfer of the jointly-owned Comanche assets. Under the terms of the JDA, except under limited circumstances, neither we nor Blackstone can transfer any of our rights, title or interest to any asset or related assets (including any working interests) prior to the third anniversary of the JDA. In addition, under our agreements with GSO, following the closing of the Comanche acquisition, we will not be able to dispose of all or a substantial portion of the Comanche assets without GSO's consent. These restrictions may prohibit us from taking advantage of certain opportunities, including our ability to sell these assets, which may arise from time to time.

The JDA contains right of first offer and tag-along provisions that may hinder our ability to sell our interest in the Comanche assets within our desired time frame or on our desired terms, and could delay or prevent an acquisition of us, even if the acquisition would be beneficial to our stockholders.

Under the terms of the JDA, both parties have a right of first offer in the event that the other party intends to sell or otherwise transfer its interests. In addition, the JDA provides both parties with a tag-along right in the event that the other party intends to sell at least 35% of its total interests to a third-party purchaser (including upon a change of control transaction involving us). These features could limit third-party offers, inhibit our ability to sell our interests or adversely affect the timing of any sale of our interests and our ability to obtain the highest price possible in the event that we decide to market or sell our interests. In addition, the tag-along provisions of the JDA may also frustrate or prevent any attempts by our stockholders or a third party to replace or remove our current management or to acquire an interest in or engage in other corporate transactions with us, by subjecting certain corporate change of control transactions to a tag-along provision pursuant to which a third party may be required to acquire Blackstone's interest in the Comanche assets if it desires to enter into a corporate transaction with us.

Upon closing the Comanche acquisition, we will enter into the JDA with Blackstone and amend and restate the limited partnership agreement of SN UnSub and the limited liability company agreement of SN UnSub's general partner to admit GSO as a limited partner and member, respectively, therein, which involves risk.

At the closing of the transactions contemplated by the Comanche acquisition, we will enter into the JDA that provides for the administration, operation and transfer of the jointly-owned Comanche assets. The JDA provides for the parties to establish an operating committee, which will control the timing, scope and budgeting of operations on the Comanche assets (subject to certain exceptions). Although we will be designated as operator of the Comanche assets under the JDA, under certain circumstances we may be removed as operator and, furthermore, because we will not control the operating committee we will not have unilateral control over many key variables of the operation and development of the Comanche assets, including the establishment of the budget and development plan for the Comanche assets. There can be no assurance that Blackstone will continue their relationship with us in the future or that we will be able to pursue our stated strategies with respect to the Comanche assets. Furthermore, Blackstone may (a) have economic or business interests or goals that are inconsistent with ours; (b) take actions contrary to our policies or objectives; (c) undergo a change of control; (d) experience financial and other difficulties; or (e) be unable or unwilling to fulfill their obligations under the JDA, which may affect our financial conditions or results of operations.

Under the amended and restated limited partnership agreement of SN UnSub and limited liability company agreement of SN UnSub's general partner, we will not be able to cause SN UnSub or its general partner to take or not to take certain actions unless GSO consents. GSO has committed to make a substantial investment (including contributions and other commitments) in SN UnSub at the closing of the Comanche acquisition and, accordingly, has required that the relevant organizational documents of SN UnSub and its general partner contain certain features designed to provide it with the opportunity to participate in the management of SN UnSub and its general partner and to protect its investment in SN UnSub, as well as any other assets which may be substantially dependent on or otherwise affected by the activities of SN UnSub. These participation and protective features include a governance structure that consists of a board of directors of SN UnSub's general partner, only some of whom are appointed by us.

In addition, at the closing of the Comanche acquisition, we expect that SN UnSub will have entered into the SN UnSub Credit Facility or other alternate "stand alone" financing arrangement, which will limit its freedom to take certain actions. Thus, without the concurrence of GSO and/or the lenders under the SN UnSub Credit Facility or other financing arrangements, we will not be able to cause SN UnSub and its general partner to take or not to take certain actions, even though those actions may be in the best interest of SN UnSub, its general partner, or us. Furthermore, we, SN UnSub's lenders, GSO and Blackstone may have different or conflicting goals or interests which could make it more difficult or time-consuming to obtain any necessary approvals or consents to pursue activities that we believe to be in the best interests of our stockholders.

Use of proceeds

We will receive net proceeds from this offering of approximately $               million, after deducting the underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, including working capital.

Capitalization

The following table presents a summary of our cash and cash equivalents and capitalization as of September 30, 2016:

(1)    on an actual basis;

(2)    on a pro forma basis to give effect to the Comanche acquisition and the Carrizo disposition (including the financing assumptions as more fully described in our Current Report on Form 8-K filed on January 31, 2017); and

(3)    on an as adjusted basis to also give effect to the issuance and sale of the common stock offered hereby, and the application of the proceeds thereof for general corporate purposes, including working capital.

The closing of this offering is not conditioned on the closing of the Comanche acquisition. The following table should be read together with "Use of Proceeds" and the financial statements and notes related thereto that appear elsewhere in or incorporated by reference into this prospectus supplement.

	Historical	Pro forma	As adjusted for this offering

	(in thousands)
Cash and investments	$328,529	$168,607	$
Long Term Debt
Credit facility	$—	$—	$
Existing Senior Notes	1,710,634	1,710,634
SN UnSub Credit Facility	—	245,671

Total long term debt	$1,710,634	$1,956,305	$

Mezannine equity	$—	$374,795	$
Series A convertible perpetual preferred stock (1,838,985 shares outstanding as of January 31, 2017)	$18	$18	$
Series B convertible perpetual preferred stock (3,527,830 shares outstanding as of January 31, 2017)	35	35
Common stock (67,135,122 shares outstanding as of January 31, 2017)	663	678
Additional paid-in capital	1,101,361	1,206,343
Accumulated deficit	(1,863,221)	(1,760,872)

Total stockholders' equity	(761,144)	(553,798)

Total capitalization	$949,490	$1,777,302	$

Common stock price range

Our common stock is listed on the NYSE under the symbol "SN." Shown below is the range of high and low sales prices for our common stock as reported by the NYSE since January 1, 2015.

	Common stock
	High	Low

Quarter Ended:
March 31, 2017 (through January 30, 2017)	$14.39	$8.31
Quarter Ended:
December 31, 2016	$10.14	$5.90
September 30, 2016	$9.49	$5.64
June 30, 2016	$9.83	$5.18
March 31, 2016	$6.35	$2.06
Quarter Ended:
December 31, 2015	$8.39	$3.46
September 30, 2015	$9.95	$4.48
June 30, 2015	$15.85	$9.45
March 31, 2015	$16.14	$7.66

On January 30, 2017, the closing price of our common stock on the NYSE was $13.46. As of January 31, 2017, we had 67,135,122 outstanding shares of common stock and as of January 31, 2017 we had approximately 32 shareholders of record, which does not include DTC participants.

Dividend policy

We have not paid any cash dividends and do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities. Our board of directors has the authority to declare and pay dividends on our common stock in its discretion, as long as we have funds legally available to do so. Our credit facility, indentures governing our existing senior notes and the certificates of designations for the 6.500% Preferred Stock and the 4.875% Preferred Stock restrict our ability to pay cash dividends on our common stock.

Material U.S. federal income tax considerations

Introduction

The following is a discussion of certain U.S. federal income tax considerations applicable to Non-U.S. Holders (as defined below) arising from the acquisition, ownership and disposition of shares of our common stock. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a Non-U.S. Holder as a result of the acquisition, ownership and disposition of shares of our common stock. In addition, this summary does not take into account the individual facts and circumstances of any particular Non-U.S. Holder that may affect the U.S. federal income tax considerations applicable to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any Non-U.S. Holder. Moreover, this summary is not binding on the Internal Revenue Service, or the IRS, or the U.S. courts, and no assurance can be provided that the conclusions reached in this summary will not be challenged by the IRS or will be sustained by a U.S. court if so challenged. We have not requested, and we do not intend to request, a ruling from the IRS or an opinion from U.S. legal counsel regarding any of the U.S. federal income or other tax considerations of the acquisition, ownership and disposition of shares of our common stock. Each Non-U.S. Holder should consult its own tax advisor regarding the acquisition, ownership and disposition of shares of our common stock.

Scope of this disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (final, temporary, and proposed), U.S. court decisions, published IRS rulings and published administrative positions of the IRS, that are applicable and, in each case, as in effect and available, as of the date of this prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis and could affect the U.S. federal income tax considerations described in this summary.

Non-U.S. holders

For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of shares of our common stock that is not a partnership or other entity classified as a partnership for U.S. federal income tax purposes and that is not: (a) an individual who is a citizen or resident of the United States, (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any state in the United States, including the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

Non-U.S. holders subject to special U.S. federal income tax rules not addressed

This summary does not address the U.S. federal income tax considerations of the acquisition, ownership and disposition of shares of our common stock by Non-U.S. Holders that are subject to special provisions under the Code, including the following Non-U.S. Holders: (a) Non-U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) Non-U.S. Holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies or that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (c) Non-U.S. Holders that have a "functional currency" other than the U.S. dollar; (d) Non-U.S. Holders that own shares of our common stock as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (e) Non-U.S. Holders that acquire shares of our common stock in connection with the exercise of employee stock options or otherwise as compensation for services; (f) Non-U.S. Holders that hold shares of our common stock other than as a capital asset within the meaning of Section 1221 of the Code; (g) Non-U.S. Holders who are U.S. expatriates or former long term residents of the United States; and (h) Non-U.S. Holders that have or now own, directly, indirectly, or by attribution, 5% or more, by voting power or value, of the outstanding shares of our common stock. Non-U.S. Holders that are subject to special provisions under the Code, including but not limited to Non-U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax and other tax considerations of the acquisition, ownership and disposition of shares of our common stock.

If a partnership or other entity that is classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax considerations to such partnership and the partners of such partnership generally will depend on the activities of the partnership and the status of such partners (or owners). Partnerships or other entities that are classified as partnerships for U.S. federal income tax purposes and their owners should consult their own tax advisors regarding the U.S. federal income tax considerations of the acquisition, ownership and disposition of shares of our common stock.

Tax considerations other than U.S. federal income tax considerations not addressed

This summary does not address any state, local, alternative minimum, estate and gift, non-U.S., or other tax considerations other than U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in connection with the acquisition, ownership and disposition of shares of our common stock. Each Non-U.S. Holder should consult its own tax advisors regarding any state, local, estate and gift, non-U.S., and any other tax considerations that may be relevant to such holder in connection with the acquisition, ownership and disposition of shares of our common stock.

Dividends

In general, if distributions with respect to shares of our common stock are made, such distributions would be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds our current or accumulated earnings and profits will first be applied to reduce the Non-U.S. Holder's basis in shares of our common stock, and, to the extent such portion exceeds the Non-U.S. Holder's basis, the excess will be treated as gain from the disposition of shares of our common stock, the tax treatment of which is discussed below under the heading "Gain on sale or other disposition of shares of our common stock."

Generally, dividends paid in respect of shares of our common stock to a Non-U.S. Holder will be subject to U.S. withholding tax at a 30% rate, subject to the two following exceptions:

•
Dividends effectively connected with a trade or business of a Non-U.S. Holder within the United States generally will not be subject to withholding if the Non-U.S. Holder complies with applicable IRS certification and disclosure requirements and generally will be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates (in the same manner as a U.S. person) on its U.S. trade or business income. In the case of a Non-U.S. Holder that is a corporation, such effectively connected income also may be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

•
The withholding tax might not apply, or might apply at a reduced rate, under the terms of an applicable tax treaty. Under Treasury Regulations, to obtain a reduced rate of withholding under a tax treaty, a Non-U.S. Holder generally will be required to satisfy applicable certification and other requirements. A Non-U.S. Holder of shares of our common stock eligible for a reduced rate of U.S. withholding tax may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on sale or other disposition of shares of our common stock

Except as described in the discussion below under the heading "Information Reporting; Backup Withholding Tax," a Non-U.S. Holder generally will not be subject to U.S. federal income tax, including withholding tax, in connection with the receipt of proceeds from the sale, exchange, or other taxable disposition of shares of our common stock (including any distribution treated as gain from the disposition of shares of our common stock), unless:

•
the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States and, if subject to an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States;

•
in the case of an individual, the Non-U.S. Holder has been present in the United States for at least 183 days or more in the taxable year of disposition (and certain other conditions are satisfied); or

•
we are or have been a "U.S. real property holding corporation," or USRPHC, for U.S. federal income tax purposes (that is, a domestic corporation whose trade or business and real property assets consist primarily of "U.S. real property interests") at any time during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder's holding period for its shares of our common stock and, if shares of our common stock are "regularly traded on an established securities market," the Non-U.S. Holder held, directly or indirectly, at any time during such period, more than 5% of our issued and outstanding common stock.

Income that is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Holder generally will be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. Holder. In addition, if such Non-U.S. Holder is a corporation, such gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

If an individual Non-U.S. Holder is present in the United States for at least 183 days during the taxable year of disposition, the Non-U.S. Holder may be subject to a flat 30% tax on any U.S.-source gain derived from the sale, exchange, or other taxable disposition of shares of our common stock (other than gain effectively connected with a U.S. trade or business), which may be offset by U.S.-source capital losses.

It is likely that we are and will continue to be a USRPHC. As a result, any gain recognized by a Non-U.S. Holder on the sale, exchange, or other taxable disposition of our common stock may be subject to U.S. federal income tax in the same manner as gain recognized by a U.S. Holder, or the FIRPTA Tax. In addition, a Non-US. Holder may under certain circumstances be subject to withholding in an amount equal to 15% of the gross proceeds on the sale or disposition; if the Non-U.S. Holder files a U.S. federal income tax return, any amounts so withheld will generally be credited against, and refunded to the extent in excess of, any FIRPTA Tax such Non-U.S. Holder owes.

However, so long as our common stock is considered to be "regularly traded on an established securities market," or regularly traded, at any time during the calendar year, a Non-U.S. Holder generally will not be subject to FIRPTA Tax on any gain recognized on the sale or other disposition of our common stock unless the Non-U.S. Holder owned (actually or constructively) shares of our common stock with a fair market value of more than 5% of the total fair market value of our common stock at any time during the applicable period described in the third bullet point above. No withholding is required under these rules upon a sale or other taxable disposition of our common stock if it is considered to be regularly traded. If, on the other hand, our common stock is not considered to be regularly traded, a Non-U.S. Holder will be subject to FIRPTA Tax on any gain recognized on your sale or other taxable disposition of our common stock, and withholding on the gross proceeds thereof, regardless of such Non-U.S. Holder's percentage ownership of our common stock.

Foreign account tax compliance act

Under the Foreign Account Tax Compliance Act, or FATCA, a 30% withholding tax will generally apply to dividends on, or gross proceeds from the sale or other disposition of, common stock paid to a foreign financial institution unless the foreign financial institution (i) enters into an agreement with the U.S. Treasury to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, (ii) is resident in a country that has entered into an intergovernmental agreement with the United States in relation to such withholding and information reporting and the financial entity complies with related information reporting requirements of such country, or (iii) qualifies for an exemption from these rules. A foreign financial institution generally is a foreign entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the benefit of one or more other persons, or (iii) is an investment entity that, in general, primarily conducts as a business on behalf of customers trading in certain financial instruments, individual or collective portfolio management or otherwise investing, administering, or managing funds, money or certain financial assets on behalf of other persons. In addition, FATCA generally imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners, furnishes identifying information regarding each substantial U.S. owner, or otherwise qualifies for an exemption from these rules. In either case, such payments would include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. FATCA's withholding obligations generally will apply to payments of dividends on our common stock, and to payments of gross proceeds from the sale or other disposition of our common stock made on or after January 1, 2019.

The final Treasury regulations and subsequent guidance provide detailed guidance regarding the reporting, withholding and other obligations under FATCA. Investors should consult their tax advisors regarding the possible impact of the FATCA rules on their investment in our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

Information reporting; backup withholding tax

A Non-U.S. Holder generally will not be subject to information reporting or backup withholding with respect to payments of dividends on, or gross proceeds from the disposition of, shares of our common stock that are made within the United States or though certain U.S.-related financial intermediaries, provided that the Non-U.S. Holder certifies as to its foreign status or otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a Non-U.S. Holder's U.S. federal income tax liability, and a Non-U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them in their particular circumstances.

Underwriting

J.P. Morgan Securities LLC is acting as the representative of the underwriters named below. Under the terms of an underwriting agreement, which we will file as an exhibit to our Current Report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying base prospectus, each of the underwriters named below has severally agreed to purchase from us the shares of our common stock shown opposite its name below.

Underwriters	Shares of common stock

J.P. Morgan Securities LLC

Total	10,000,000

The underwriting agreement provides that the underwriters' obligation to purchase the shares of our common stock depends on the satisfaction of the conditions contained in the underwriting agreement, including (i) the obligation to purchase all of the shares of our common stock offered hereby (other than those shares of our common stock covered by their option to purchase additional shares of our common stock as described below), if any of the shares of our common stock are purchased; (ii) the representations and warranties made by us to the underwriters are true; (iii) that there is no material change in our business or the financial markets; and (iv) that we deliver customary closing documents to the underwriters.

Commissions and expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of our common stock. The underwriting fee is the difference between the initial price to the public and the amount the underwriters will pay to us for the shares of our common stock.

	No exercise	Full exercise

Per share	$	$
Total	$	$

The representative of the underwriters has advised us that the underwriters propose to offer the shares of our common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $              per share. After the offering, the representative may change the offering price and other selling terms. Sales of shares of our common stock made outside of the United States may be made by affiliates of the underwriters. The offering of the shares of our common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

The expenses of this offering that are payable by us are estimated to be $1.0 million (excluding underwriting discounts and commissions).

Option to purchase additional shares

We have granted the underwriters an option exercisable for 30 days after the date of the underwriting agreement, to purchase, from time to time, in whole or in part, up to an aggregate of 1,500,000 shares of our common stock at the public offering price less underwriting discounts and commissions. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares of our common stock from us based on the underwriter's percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting section.

GSO's intent to purchase common shares

GSO has expressed its intent to purchase 500,000 shares of common stock in this offering at the same price as such shares of common stock are then being sold to the public in this offering. To the extent GSO purchases any shares of common stock in this offering, they will purchase such shares at the public offering price and will not be subject to underwriting discounts and commissions. If GSO participates in this offering, it is expected that GSO would enter into a standstill and voting agreement at the closing of this offering rather than at the closing of the Comanche acquisition.

Lock-up agreements

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities, whether any such swap or transaction described in clause (i) or (ii) is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise, without the prior written consent of the representative for a period of 60 days after the date of this prospectus supplement.

Our directors and certain of our executive officers have agreed that they will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash, or otherwise, or publicly disclose the intention to make any offer, sale, pledge, or disposition, or to enter into any transaction, swap, hedge, or other arrangement, without, in each case, the prior written consent of J.P. Morgan Securities LLC for a period of 60 days after the date of this prospectus supplement.

The restrictions above do not apply to (i) the shares of common stock offered pursuant to this prospectus supplement, (ii) shares of common Stock or warrants to purchase common stock issued in connection with the Comanche acquisition or shares of common stock upon exercise of such warrants or shares of common stock upon conversion of the 6.500% Preferred Stock or 4.875% Preferred Stock, (iii) our issuance of shares of our common stock or options to purchase shares of our common stock, or shares of our common stock upon exercise of options, pursuant to any stock option, stock bonus, or other stock plan or arrangement described in this prospectus supplement or the accompanying base prospectus, or any amendment to or replacement of such plan, (iv) our issuance of shares of common stock or securities convertible into or exercisable for shares of common stock as consideration in a merger or other acquisition (subject to volume limitations and provided that any recipient of such securities agrees to be bound by the foregoing restrictions for the remainder of the 60-day period) and (v) the filing of one or more registration statements either (x) on Form S-8 or amendments thereto relating to the issuance of shares of common stock or the issuance and exercise of options to purchase shares of common stock granted under any of our employee benefit plans existing on the date of this prospectus supplement or any amendment to or replacement of such plan, or (y) to which the representative has consented, such consent not to be unreasonably withheld, in connection with our entrance into a definitive agreement relating to an acquisition. The foregoing restrictions with respect to our officers and directors do not apply (a) to bona fide gifts, provided the recipient thereof agrees in writing to be bound for the remainder of the 60-day period, (b) to dispositions to any trust for the direct or indirect benefit of the director or officer and/or the immediate family of such person, provided that such trust agrees in writing to be bound for the remainder of the 60-day period, (c) to the pledge of any shares of common stock or other securities to secure loans to such persons or entities in connection with any financing transaction to which such persons or entities are parties, provided that such shares of common stock or other securities may not be sold or disposed of in connection with the exercise by the lender of any remedies as a secured party until the expiration of the 60-day period, (d) to distributions to members, stockholders or partners provided that the recipient of such shares of common stock or other securities agrees to be bound for the remainder of the 60-day period or (e) in connection with the vesting of any shares of common stock or other securities issued under restricted stock awards or the exercise of options (provided that any such securities received upon exercise shall be bound for the remainder of the 60-day period).

J.P. Morgan Securities LLC, in its sole discretion, may release the shares of our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release our common stock and other securities from lock-up agreements, J.P. Morgan Securities LLC will consider, among other factors, the holder's reasons for requesting the release, the number of shares of our common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, short positions and penalty bids

The representative may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares of our common stock, in accordance with Regulation M under the Securities Exchange Act:

•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
A short position involves a sale by the underwriters of shares of common stock in excess of the number of shares of common stock the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock involved in the sales made by the underwriters in excess of the number of shares of common stock they are obligated to purchase is not greater than the number of shares of common stock that they may purchase by exercising their option to purchase additional shares of common stock. In a naked short position, the number of shares of common stock involved is greater than the number of shares of common stock in their option to purchase additional shares of common stock. The underwriters may close out any short position by either exercising their option to purchase additional shares of common stock and/or purchasing shares of common stock in the open market. In determining the source of shares of common stock to close out the short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which they may purchase shares of common stock through their option to purchase additional shares of common stock. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Syndicate covering transactions involve purchases of shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

In addition, in these stabilizing transactions the underwriters may purchase our common stock prior to the pricing of this offering. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the shares of our common stock. As a result, the price of our shares of common stock sold in the offering may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic distribution

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of our common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representative on the same basis as other allocations.

Other than the prospectus supplement and the accompanying base prospectus in electronic format, the information on any underwriter's or selling group member's web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of this prospectus supplement, the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Stamp taxes

If you purchase shares of our common stock offered by this prospectus supplement and the accompanying base prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement and the accompanying base prospectus.

Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. An affiliate of each of the underwriters is a lender under our revolving credit facility.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of our common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares of our common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of our common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of our common stock by it.

Notice to prospective investors in Hong Kong

Our shares of common stock may not be offered or sold in Hong Kong by means of this prospectus or any other document other than to (a) professional investors as defined in the Securities and Futures Ordinance of Hong Kong (Cap. 571, Laws of Hong Kong) ("SFO") and any rules made under the SFO or (b) in other circumstances which do not result in this prospectus being deemed to be a "prospectus," as defined in the Companies Ordinance of Hong Kong (Cap. 32, Laws of Hong Kong) ("CO"), or which do not constitute an offer to the public within the meaning of the CO or the SFO; and no person has issued or had in possession for the purposes of issue, or will issue or has in possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to our shares of common stock which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors as defined in the SFO.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares of our common stock may be made to the public in that Relevant Member State other than:

A.     to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.     to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters; or

C.     in any other circumstances falling within Article 3(2) of the Prospectus Directive,

  provided that no such offer of shares of our common stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially acquires any shares of our common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

  In the case of any shares of our common stock being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of our common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an "offer of shares of our common stock to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to prospective investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the shares of our common stock will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares of our common stock may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the shares of our common stock with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of our common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of our common stock offered hereby should conduct their own due diligence on the shares of our common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to prospective investors in Japan

The shares of our common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)    a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:

  (a)    to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)   where no consideration is or will be given for the transfer;

  (c)    where the transfer is by operation of law;

  (d)   as specified in Section 276(7) of the SFA; or

  (e)    as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to prospective investors in Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Legal matters

Certain legal matters with respect to the securities offered hereby will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas. Certain legal matters with respect to this offering will be passed upon for the underwriters by Porter Hedges LLP, Houston, Texas.

Experts

The consolidated balance sheet of Sanchez Energy Corporation as of December 31, 2015 and the related consolidated statement of operations, stockholders' equity and cash flows for the year then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2015 financial statements refers to a change in the presentation of deferred taxes.

The consolidated financial statements for the years ended December 31, 2014 and December 31, 2013 incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

The combined financial statements for the assets expected to be acquired in the Comanche acquisition for each of the years in the three-year period ended December 31, 2015, included and incorporated by reference in this prospectus supplement from our Current Report on Form 8-K filed with the SEC on January 31, 2017 have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report which is included and incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm upon their authority as experts in accounting and auditing.

The information included or incorporated by reference into this prospectus supplement regarding our estimated quantities of proved reserves, the future net income from those reserves and their present value as of December 31, 2016, are based on a reserve report prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are included or incorporated by reference into this prospectus supplement in reliance upon the authority of such firm as an expert in these matters.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-35372). Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov and at our web site at http://www.sanchezenergycorp.com. You may also read and copy at prescribed rates any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330.

This prospectus supplement and the accompanying base prospectus form part of the registration statement that we have filed with the SEC relating to, among other things, our common stock. As permitted by SEC rules, this prospectus supplement and the accompanying base prospectus do not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and our common stock. The statements this prospectus supplement and the accompanying base prospectus make pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Internet site.

Our common stock is listed on the New York Stock Exchange under the symbol "SN." Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 20 Broad Street, 7th Floor, New York, New York 10005.

The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying base prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (unless otherwise stated, other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act):

•
our annual report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on February 29, 2016;

•
our quarterly reports on Form 10-Q for the quarter ended March 31, 2016, quarter ended June 30, 2016 and quarter ended September 30, 2016, as filed with the SEC on May 9, 2016, August 8, 2016 and November 7, 2016, respectively; and

•
our current reports on Form 8-K, as filed with the SEC on January 13, 2017, December 12, 2016, November 22, 2016, November 21, 2016, November 9, 2016, October 25, 2016, October 12, 2016, October 7, 2016, August 3, 2016, July 6, 2016, April 21, 2016, March 21, 2016, March 8, 2016, February 23, 2016, January 17, 2017 and January 31, 2017.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of this prospectus supplement and the accompanying base prospectus and any or all of the documents that are incorporated by reference into this prospectus supplement, other than exhibits which are specifically incorporated by reference into such documents. You may request a copy of such document by writing to us at the following address or calling the following number:

Sanchez Energy Corporation
Attention: Secretary
1000 Main Street, Suite 3000
Houston, Texas 77002

SANCHEZ ENERGY CORPORATION
$500,000,000

Common Stock
Preferred Stock
Warrants
Senior Debt Securities
Subordinated Debt Securities
Guarantees of Debt Securities

        This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities to be offered in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Our common stock, and associated preferred stock purchase rights, are listed on the New York Stock Exchange under the symbol "SN."

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Investing in our securities involves risk. You should carefully read the information under the heading "Risk Factors" beginning on page 6 of this prospectus and the risk factors contained in any applicable prospectus supplement before making a decision to purchase our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 25, 2016.

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as the information contained in any document incorporated by reference herein or therein, is accurate as of the date of such document only. Our business, financial condition, results of operations and prospects may have changed since that date.

i

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions we made based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this prospectus, words such as "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," "profile," "model," "strategy," "future" or their negatives or the statements that include these words or other words that convey the uncertainty of future events or outcomes, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular, statements, express or implied, concerning our future operating results and returns or our ability to replace or increase reserves, increase production, or generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Important factors that could cause our actual results to differ materially from the expectations reflected in the forward looking statements include, among others:

  •
  our ability to successfully execute our business and financial strategies;

  •
  our ability to utilize the services, personnel and other assets of Sanchez Oil & Gas Corporation ("SOG") pursuant to existing services agreements;

  •
  our ability to replace the reserves we produce through drilling and property acquisitions;

  •
  the timing and extent of changes in prices for, and demand for, crude oil and condensate, natural gas liquids, natural gas and related commodities;

  •
  the realized benefits of the acreage acquired in our various acquisitions and other assets and liabilities assumed in connection therewith;

  •
  the realized benefits of our joint ventures, including with respect to our joint ventures with Targa Resources Partners LP;

  •
  the realized benefits of our transactions with Sanchez Production Partners LP, including with respect to the Palmetto escalating working interest sale and divestiture of Western Catarina midstream assets;

  •
  the extent to which our drilling plans are successful in economically developing our acreage in, and to produce reserves and achieve anticipated production levels from, our existing and future projects;

  •
  the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

  •
  the extent to which we can optimize reserve recovery and economically develop our plays utilizing horizontal and vertical drilling, advanced completion technologies and hydraulic fracturing;

  •
  our ability to successfully execute our hedging strategy and the resulting realized prices therefrom;

  •
  competition in the oil and natural gas exploration and production industry for employees and other personnel, equipment, materials and services and, related thereto, the availability and cost of employees and other personnel, equipment, materials and services;

  •
  our ability to access the credit and capital markets to obtain financing on terms we deem acceptable, if at all, and to otherwise satisfy our capital expenditure requirements;

  •
  the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities;

  •
  our ability to compete with other companies in the oil and natural gas industry;

  •
  the impact of, and changes in, government policies, laws and regulations, including tax laws and regulations, environmental laws and regulations relating to air emissions, waste disposal, hydraulic fracturing and access to and use of water, laws and regulations imposing conditions and restrictions on drilling and completion operations and laws and regulations with respect to derivatives and hedging activities;

  •
  developments in oil-producing and natural gas-producing countries, the actions of the Organization of Petroleum Exporting Countries and other factors affecting the supply of oil and natural gas;

  •
  our ability to effectively integrate acquired crude oil and natural gas properties into our operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

  •
  the extent to which our crude oil and natural gas properties operated by others are operated successfully and economically;

  •
  the use of competing energy sources and the development of alternative energy sources;

  •
  unexpected results of litigation filed against us;

  •
  the extent to which we incur uninsured losses and liabilities or losses and liabilities in excess of our insurance coverage; and

  •
  the other factors described under "Risk Factors" in this prospectus or incorporated by reference into this prospectus.

        In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements may not occur, and, if any of such events do, we may not have correctly anticipated the timing of their occurrence or the extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC"), utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings with an aggregate offering price up to $500,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities covered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a website maintained by the SEC located at http://www.sec.gov. We also make available on our internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is www.sanchezenergycorp.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information we file later with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below (excluding any information furnished and not filed with the SEC), which we filed with the SEC under the Exchange Act:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 29, 2016;

  •
  our Current Reports on Form 8-K filed on June 3, 2013 (Item 9.01(a)), September 9, 2014 (Item 8.01 relating to Exhibit 99.1), January 25, 2016, February 23, 2016, March 8, 2016 and March 21, 2016;

  •
  the description of our common stock contained in our Form 8-A filed on December 9, 2011, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock; and

  •
  the description of our preferred stock purchase rights contained in our Form 8-A filed on July 29, 2015, including any amendment to that form that we may file in the future for the purpose of updating the description of our preferred stock purchase rights.

        In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Sanchez Energy Corporation
Attention: Secretary
1000 Main Street, Suite 3000
Houston, Texas 77002
(713) 783-8000

 SANCHEZ ENERGY CORPORATION

        Sanchez Energy Corporation (together with its consolidated subsidiaries, the "Company," "we," "our," "us" or similar terms), a Delaware corporation formed in August 2011, is an independent exploration and production company focused on the exploration, acquisition and development of unconventional oil and natural gas resources in the onshore U.S. Gulf Coast, with a current focus on the Eagle Ford Shale in South Texas and, to a lesser extent, the Tuscaloosa Marine Shale ("TMS") in Mississippi and Louisiana. We have accumulated approximately 200,000 net leasehold acres in the oil and condensate, or black oil and volatile oil, windows of the Eagle Ford Shale and approximately 62,000 net leasehold acres in what we believe to be the core of the TMS. We are currently focused on the horizontal development of significant resource potential from the Eagle Ford Shale, with plans to invest approximately 100% of our total 2016 drilling and completion capital budget in this area.

        We are continuously evaluating opportunities to grow both our acreage and our producing assets through acquisitions. Our successful acquisition of such assets will depend on both the opportunities and the financing alternatives available to us at the time we consider such opportunities.

        Our executive offices are located at 1000 Main Street, Suite 3000, Houston, TX 77002, and our telephone number is (713) 783-8000. Our website is www.sanchezenergycorp.com. Information on our website is not incorporated by reference into, and does not constitute a part of, this prospectus.

ABOUT THE SUBSIDIARY GUARANTORS

        Sanchez Energy Corporation is a holding company. We conduct our operations through our subsidiaries and joint ventures. If specified in the prospectus supplement respecting a series of debt securities, SN Palmetto, LLC, SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC and SN Catarina, LLC and any other of our existing or future subsidiaries specified in the prospectus supplement may jointly and severally, fully, and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our guarantor subsidiaries and non-guarantor subsidiaries, if any, will be included in our consolidated financial statements filed as a part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock, preferred stock, warrants or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

        Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include the financing of capital expenditures, acquisitions and additions to our working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

RATIOS OF EARNINGS TO FIXED CHARGES AND
TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table presents our ratios of consolidated earnings to fixed charges and consolidated earnings to combined fixed charges and preferred dividends for the periods presented.

	Years Ended December 31,
	2015		2014		2013	2012		2011
Ratio of earnings to fixed charges(1)	—	(2)	—	(2)	2.00	—	(2)	—	(3)
Ratio of earnings to combined fixed charges and preferred dividends(1)	—	(4)	—	(4)	2.00	—	(4)	—	(3)

(1)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges are defined as net interest expense (inclusive of credit facility commitment fees) on all indebtedness and including capitalized interest expense, the amortization of deferred financing costs and discounts, and a reasonable estimation of interest associated with operating leases. Combined fixed charges and preferred dividends consist of fixed charges and the amount of pre-tax earnings (loss) that is required to pay the dividends on outstanding preferred securities.

(2)
Due to our losses for each of the years ended December 31, 2015, 2014 and 2012, the respective ratios of coverage were less than 1:1. We would have needed additional earnings of approximately $1.5 billion, $33.2 million and $16.3 million, respectively, to achieve a coverage ratio of 1:1.

(3)
Historically, we did not have any fixed charges related to debt or pay any dividends related to preferred stock.

(4)
Due to our losses for each of the years ended December 31, 2015, 2014 and 2012, the resptective ratios of coverage were less than 1:1. We would have needed additional earnings of approximately $1.5 billion, $66.8 million and $18.4 million, respectively, to achieve a coverage ratio of 1:1.

 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

        We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

        The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

        The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior debt," as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt or other indebtedness.

        When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

        The debt securities may have the benefit of guarantees (each, a "guarantee") by one or more existing or future subsidiaries of Sanchez Energy Corporation (each, a "guarantor") specified in the prospectus supplement for that series. If a guarantor issues guarantees, the guarantees will be unsecured and, if guaranteeing senior debt securities, unsubordinated or, if guaranteeing subordinated debt securities, subordinated obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term "guaranteed debt securities" means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

        The debt indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed forms of the indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part. See "Where You Can Find More Information" in this prospectus for information on how to obtain copies of them.

        When used in this section, all references to "we," "us" or "our" mean Sanchez Energy Corporation only, unless we state otherwise or the context clearly indicates otherwise.

        This section and your prospectus supplement summarize material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your debt security and any applicable guarantees.

Indentures

        The senior debt securities and subordinated debt securities are each governed by a document called an indenture. Each indenture is a contract between us and a trustee to be named prior to the issuance of debt securities thereunder. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities.

        The trustee under each indenture has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "—Default, Remedies and Waiver of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

        When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

        We may issue as many distinct debt securities or series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.

        As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control with respect to your debt security. Thus, the statements we make in this section may not apply to your debt security.

        When we refer to "debt securities" or a "series of debt securities," we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

        Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.

        The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

        Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

        The term "stated maturity" with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal.

        We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment. When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

        Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

  •
  the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;

  •
  any limit on the total principal amount of the debt securities of the same series;

  •
  the stated maturity;

  •
  the currency or currencies for principal and interest, if not U.S. dollars;

  •
  the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

  •
  whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

  •
  if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

  •
  if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

  •
  if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the interest payment dates, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

  •
  if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

  •
  if your debt security is also an original issue discount debt security, the yield to maturity;

  •
  if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s), repayment price(s), redemption period(s) and repurchase period(s);

  •
  the authorized denominations, if other than $2,000 and integral multiples of $1,000;

  •
  the depositary for your debt security, if other than The Depository Trust Company ("DTC"), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

  •
  if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

  •
  whether your debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

  •
  any other terms of your debt security and any guarantees of your debt security, which could be different from those described in this prospectus.

Governing Law

        The indentures and the debt securities (and any guarantees thereof) will be governed by New York law.

Form of Debt Securities

        We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to "holders" in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

        Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

        Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

        Ownership of beneficial interests in a global debt security is limited to participants that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

        We will make payment of principal of, and interest and premium, if any, on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest or premium on, a global debt security, DTC will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

        Neither we, any guarantor, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

        A global debt security is exchangeable for certificated debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

  •
  we notify the trustee that we wish to terminate that global security.

        Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for certificated debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The certificated debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

        Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in certificated form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

        We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action.

Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised us that it is a limited-purpose trust company organized under, and a "banking organization" within the meaning of, the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic, computerized book-entry transfers and pledges in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC's participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of the Depositary Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities clearing corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC's book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Investors may hold interests in the debt securities outside the U.S. through the Euroclear System ("Euroclear") or Clearstream Banking ("Clearstream") if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC.

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

        Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. We believe that the sources from which the information in this section and elsewhere in this prospectus concerning DTC, Euroclear, the Euroclear Operator, the Cooperative, Euroclear's system, Clearstream and Clearstream's system has been obtained are reliable, but neither we, any underwriters nor the trustee takes any responsibility for the accuracy of the information.

        Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds. Secondary market trading between Euroclear Participants and/or Clearstream Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants or Clearstream Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Euroclear or Clearstream as a result of sales of debt securities by or through a Euroclear Participant or a Clearstream Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Redemption or Repayment

        If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement.

        We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

        We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met:

  •
  If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, limited liability company, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia.

  •
  Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "—Default, Remedies and Waiver of Default."

        If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

        The successor entity will be substituted for the Company with respect to the debt securities of any series and under the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease, the Company will be relieved from any further obligations and covenants under the indenture.

 Subordination Provisions

        Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

        The subordinated debt indenture defines "senior debt" as:

  •
  our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

  •
  any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

        Notwithstanding the foregoing, "senior debt" will not include: (i) equity interests; (ii) any liability for taxes; (iii) any indebtedness to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

        We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

        The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

  •
  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

  •
  (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

  •
  in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

        The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

        When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the debt securities of such series and all obligations of any guarantors of such debt securities will also be discharged with respect to the guarantees of such debt securities ("legal defeasance"); or

  •
  we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us ("covenant defeasance").

        If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

        We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

        Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by the Company, any guarantor or the trustee and without the consent of the holders of any debt securities.

        In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

  •
  deliver all outstanding debt securities of that series to the trustee for cancellation; or

  •
  all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

No Personal Liability

        No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited), unitholder or stockholder of the Company or any guarantor, as such, will have any liability for any obligations of us or any guarantor, respectively, under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities and any guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

Default, Remedies and Waiver of Default

        You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Events of Default

        Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

  •
  we do not pay the principal or any premium on any debt security of that series on the due date;

  •
  we do not pay interest on any debt security of that series within 30 days after the due date;

  •
  we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

  •
  we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach, which notice must be sent by the trustee to the Company or by the holders of at least 25% in principal amount of the relevant series of debt securities to the trustee and the Company;

  •
  we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur;

  •
  if the debt securities of that series are guaranteed debt securities, the guarantee of the debt securities of that series by any guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or the Company, not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture or the debt securities of that series; or

  •
  if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

        We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies if an Event of Default Occurs

        If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "—Subordination Provisions."

        Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

        Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

        If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

        Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

        Except as specified below, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

  •
  the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

  •
  the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

  •
  the trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

        You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after the date such payment is due (or, if your debt security is redeemable, on or after its redemption date).

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

        The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on a debt security, however, without the approval of the particular holder of that debt security.

Annual Information about Defaults to the Trustee

        We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the applicable indenture.

Modifications and Waivers

        There are four types of changes we can make to either indenture and the debt securities or series of debt securities or any guarantees thereof issued under that indenture.

Changes Requiring Each Holder's Approval

        First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the applicable debt indenture, including, among others:

  •
  changing the stated maturity for any principal or interest payment on a debt security;

  •
  reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

  •
  permitting redemption of a debt security if not previously permitted;

  •
  impairing any right a holder may have to require purchase of its debt security;

  •
  impairing any right that a holder of a convertible debt security may have to convert the debt security;

  •
  changing the currency of any payment on a debt security;

  •
  changing the place of payment on a debt security;

  •
  impairing a holder's right to sue for payment of any amount due on its debt security;

  •
  releasing any guarantor of a debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the indenture;

  •
  reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the applicable indenture or to waive defaults; and

  •
  changing the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

        The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. We may also make changes to reflect the addition of, succession to or release of any guarantor of guaranteed debt securities otherwise permitted under the indenture. We may also make changes to conform the text of the applicable indenture or any debt securities or guarantees to any provision of the "Description of Debt Securities and Guarantees" in this prospectus or the comparable section in your prospectus supplement, to the extent such provision was intended to be a verbatim recitation of a provision of such indenture or debt securities or guarantees.

Modification of Subordination Provisions

        We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

        Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

  •
  if the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

  •
  if the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

        The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under "—Mergers and Similar Transactions." If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "—Changes Requiring Each Holder's Approval," unless that holder approves the waiver.

        We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the applicable indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under such indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (a) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (b) in addition, as described above, except as may otherwise be provided pursuant to the applicable indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under such indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek a change to an indenture or any debt securities requiring approval of all or any of the holders of outstanding debt securities or request a waiver.

Special Rules for Action by Holders

        Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

        In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

        If any debt securities cease to be issued in registered global form, they will be issued:

  •
  only in fully registered form;

  •
  without interest coupons; and

  •
  unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000.

        Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement and the supplemental indenture with respect to your debt securities say you may.

        Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

        If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

        If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole holder of the debt security.

        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not yet issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

        We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

        We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants.

        We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

        Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Guarantees

        The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the applicable indenture governing the debt securities will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors of any series of guaranteed debt securities to differ from the guarantors of any other series of guaranteed debt securities. If the Company issues a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        If the Company issues a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally guarantee, on a joint and several basis with each other guarantor, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

        Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor's obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

        Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of any guarantor, (x) if the transferee is not an affiliate of the Company, such guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than the Company or another guarantor) will assume the guarantor's obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.

        The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

        If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.

        Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor's secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any guarantor to incur secured indebtedness.

        If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor's existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. See "—Subordination Provisions" above.

Paying Agents

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

        The prospectus supplement for your debt security will describe any material relationships we may have with the trustee.

        The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF CAPITAL STOCK

        The following discussion is a summary of the terms of our capital stock that are contained in our restated certificate of incorporation, including the certificates of designations for our 4.875% Convertible Preferred Stock, Series A, or "4.875% Preferred Stock," and 6.500% Convertible Preferred Stock, Series B, or "6.500% Preferred Stock," annexed thereto, the certificate of designations for our Series C Junior Participating Preferred Stock, or "Series C Preferred Stock," and our amended and restated bylaws and does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our restated certificate of incorporation, certificates of designations and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

        Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, of which 62,579,667 shares were issued and outstanding as of February 26, 2016, and 15,000,000 shares of preferred stock, $0.01 par value per share, of which (i) 3,000,000 shares of 4.875% Preferred Stock were issued and 1,838,985 shares of 4.875% Preferred Stock were outstanding, (ii) 4,500,000 shares of 6.500% Preferred Stock were issued and 3,527,830 shares of 6.500% Preferred Stock were outstanding and (iii) no shares of Series C Preferred Stock were issued and outstanding, as of February 26, 2016.

Common Stock

        Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock.

Preferred Stock

        Our restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 15,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have preferences, voting powers, qualifications and special or relative rights or privileges determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

        Our board of directors has designated 3,000,000 shares of our preferred stock as 4.875% Convertible Preferred Stock, Series A. Each holder of the 4.875% Preferred Stock is entitled to an annual dividend of 4.875% on the liquidation preference of $50.00 per share to be paid quarterly in cash, common stock or a combination thereof on January 1, April 1, July 1 and October 1, when and if such dividend has been declared by our board of directors. We cannot make any dividends or other distributions (except in certain specified limited circumstances) on our common stock, or purchase our common stock, unless all accumulated and unpaid dividends on our 4.875% Preferred Stock have been declared and paid (or are declared and a sufficient amount for the payment of such dividends has been set apart). Each share of 4.875% Preferred Stock has a liquidation preference of $50.00 per share plus accumulated and unpaid dividends and is convertible, at the holder's option, into shares of our common stock based on an initial conversion price of $21.51 per share of our common stock, subject to adjustment upon the occurrence of certain events. In addition, if a "fundamental change" (as defined in the certificate of designations for our convertible preferred stock) occurs, we may be required to increase the conversion rate for a holder that elects to convert its shares of 4.875% Preferred Stock in connection with the fundamental change based on the stock price and the effective date of the fundamental change (subject to our right to pay cash in lieu of delivering shares of our common stock upon conversion). The 4.875% Preferred Stock will not be subject to redemption by us and no "sinking fund" is provided for the 4.875% Preferred Stock.

        At any time on or after October 5, 2017, we may cause all outstanding shares of 4.875% Preferred Stock to be converted into shares of common stock if the closing price of our common stock equals or exceeds 130% of the then-prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, in which case, each holder will receive, for each share of 4.875% Preferred Stock being converted, a number of shares of our common stock equal to the conversion rate, as described in the certificate of designations related to our 4.875% Preferred Stock. The holders of our 4.875% Preferred Stock have no voting rights unless dividends payable on such stock are in arrears for six or more quarterly periods (whether or not consecutive). In that event, the holders of the 4.875% Preferred Stock, voting as a single class with the shares of any other preferred stock or preference securities having similar voting rights, will be entitled at the next regular or special meeting of our stockholders to elect two directors and the number of directors that comprise our board will be increased by the number of directors so elected. These voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the 4.875% Preferred Stock has been paid in full.

        In addition, our board of directors has designated 4,500,000 shares of our preferred stock as 6.500% Convertible Preferred Stock, Series B. Each holder of the 6.500% Preferred Stock is entitled to an annual dividend of 6.500% on the liquidation preference of $50.00 per share to be paid quarterly in cash, common stock or a combination thereof on January 1, April 1, July 1 and October 1, when and if such dividend has been declared by our board of directors. We cannot make any dividends or other distributions (except in certain specified limited circumstances) on our common stock, or purchase our common stock, unless all accumulated and unpaid dividends on our 6.500% Preferred Stock have been declared and paid (or are declared and a sufficient amount for the payment of such dividends has been set apart). Each share of 6.500% Preferred Stock has a liquidation preference of $50.00 per share plus accumulated and unpaid dividends and is convertible, at the holder's option, into shares of our common stock based on an initial conversion price of $21.40 per share of our common stock, subject to adjustment upon the occurrence of certain events. In addition, if a "fundamental change" (as defined in the certificate of designations for our 6.500% Preferred Stock) occurs, we may be required to increase the conversion rate for a holder that elects to convert its shares of 6.500% Preferred Stock in connection with the fundamental change based on the stock price and the effective date of the fundamental change (subject to our right to pay cash in lieu of delivering shares of our common stock upon conversion). The 6.500% Preferred Stock will not be subject to redemption by us and no "sinking fund" is provided for the 6.500% Preferred Stock.

        At any time on or after April 6, 2018, we may cause all outstanding shares of the 6.500% Preferred Stock to be converted into shares of common stock if the closing price of our common stock equals or exceeds 130% of the then-prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, in which case, each holder will receive, for each share of 6.500% Preferred Stock being converted, a number of shares of our common stock equal to the conversion rate, as described in the certificate of designations related to our 6.500% Preferred Stock. The holders of our 6.500% Preferred Stock have no voting rights unless dividends payable on such stock are in arrears for six or more quarterly periods (whether or not consecutive). In that event, the holders of the

6.500% Preferred Stock, voting as a single class with the shares of any other preferred stock or preference securities having similar voting rights, will be entitled at the next regular or special meeting of our stockholders to elect two directors and the number of directors that comprise our board will be increased by the number of directors so elected. These voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the 6.500% Preferred Stock has been paid in full.

        Our board of directors adopted a net operating loss carryforwards ("NOLs") rights plan (the "Rights Plan") on July 28, 2015, which will give the holders of our common stock the right to purchase one one-thousandth of a share of our Series C Preferred Stock in the event of certain beneficial acquisitions of our common stock. In connection with the adoption of the Rights Plan, our board of directors designated 150,000 shares of our preferred stock as Series C Preferred Stock. See "—Rights Plan" and "—Anti-Takeover Effects of Provisions of Our Restated Certificate of Incorporation, Our Amended and Restated Bylaws, The Rights Plan and Delaware Law."

Rights Plan

        On July 28, 2015, we entered into the Rights Plan with Continental Stock Transfer & Trust Company, as rights agent. In connection therewith, our board of directors declared a dividend of one preferred share purchase right ("Right") for each outstanding share of our common stock, which was payable on August 10, 2015 to stockholders of record as of the close of business on August 7, 2015 (the "Record Date"). In addition, one Right will automatically attach to each share of common stock issued between the Record Date and the Distribution Date (as defined below).

        Our board of directors adopted the Rights Plan in an effort to prevent the imposition of significant limitations under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), on our ability to utilize our current NOLs to reduce our future tax liabilities. If we experience an "ownership change," as defined in Section 382 of the Code, our ability to fully utilize the NOLs on an annual basis will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of those benefits. In general terms, the Rights Plan works by imposing a significant penalty upon any person or group that beneficially acquires 4.9% or more of our outstanding common stock without the approval of our board of directors (an "Acquiring Person"). The Rights Plan also gives discretion to our board of directors to determine that someone is an Acquiring Person even if they do not beneficially own 4.9% or more of the outstanding common stock but do beneficially own 4.9% or more in value of our outstanding common stock, as determined pursuant to Section 382 of the Code and the regulations promulgated thereunder (a "Value Determination"). Stockholders that beneficially owned 4.9% or more of our outstanding common stock at the adoption of the Rights Plan will not trigger the Rights unless they beneficially acquire additional shares of our outstanding common stock, subject to certain exceptions set forth in the Rights Plan. In addition, our board of directors has established procedures to consider requests to exempt certain acquisitions of our securities from the Rights Plan if our board of directors determines that doing so would not limit or impair the availability of the NOLs or is otherwise in the best interests of the Company.

        The Rights.    Our board of directors authorized the issuance of a Right with respect to each share of common stock outstanding on the Record Date. The Rights will initially trade with, and will be inseparable from, the common stock. New Rights will accompany any new shares of common stock issued after the Record Date until the earlier of the Distribution Date, the redemption date or the expiration date of the Rights, as described below. Prior to exercise, a Right does not give its holder any dividend, voting or liquidation rights.

        Exercise Price.    Each Right will allow its registered holder to purchase from the Company one one-thousandth of a share of Series C Preferred Stock for $32.00, subject to adjustment under certain circumstances (the "Purchase Price"), once the Rights become exercisable.

        Exercisability.    The Rights will not be exercisable until the earlier to occur of:

  •
  10 business days following public announcement that a person or group of affiliated or associated persons has become an "Acquiring Person" by obtaining beneficial ownership of 4.9% or more of the outstanding common stock or a Value Determination, except where such person or group has acquired such ownership in certain circumstances prior to the first public announcement of the adoption of the Rights Plan, or

  •
  10 business days (or a later date determined by our board of directors before any person or group becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

        The date when the Rights become exercisable is referred to as the "Distribution Date." Until the Distribution Date, the Rights are evidenced, with respect to any common stock certificates outstanding as of the Record Date, by such common stock certificates, and with respect to any shares of common stock held in uncertificated form as of the Record Date, by the book entries in the book-entry system for the common stock, in each case together with a copy of the Summary of Rights for the Rights. Until the Distribution Date, new common stock certificates issued after the Record Date upon transfer or new issuance of shares of common stock will contain a legend regarding the Rights (which certificates will evidence the associated Rights) and we will deliver a notice regarding the Rights upon the transfer or new issuance of shares of common stock held in book-entry form (which book-entries will evidence the associated Rights). Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for common stock or book-entry shares, with or without such legend, notice or Summary of Rights, will also constitute the transfer of the associated Rights. After the Distribution Date, the Rights will separate from the common stock and be evidenced solely by Right certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person or an associate or affiliate thereof and certain transferees thereof will be null and void and may not be exercised.

        Consequences of a Person or Group Becoming an Acquiring Person.    If a person or group of affiliated or associated persons becomes an Acquiring Person, all holders of Rights except the Acquiring Person or an associate or affiliate thereof and certain transferees thereof may, upon exercise of a Right, purchase for the Purchase Price shares of common stock with a market value of two times the Purchase Price, based on the market price of the common stock prior to such acquisition. If we do not have a sufficient number of shares of common stock available, we may under certain circumstances substitute shares of Series C Preferred Stock or other securities or property for the common stock into which the Rights would have otherwise been exercisable.

        Exempt Persons.    Our board of directors recognizes that there may be instances when an acquisition of shares of the common stock that would cause a stockholder to become an Acquiring Person may not jeopardize or endanger, in any material respect, the availability of the NOLs. Accordingly, the Rights Plan grants discretion to our board of directors to designate a person as an "Exempt Person." Our board of directors can revoke an "Exempt Person" designation if it subsequently makes a contrary determination regarding whether a person jeopardizes or endangers in any material respect the availability of the NOLs.

  Series C Preferred Stock Provisions.

        Each one one-thousandth of a share of Series C Preferred Stock, if issued:

  •
  will not be redeemable;

  •
  will entitle the holder to quarterly dividend payments equal to the dividend paid on one share of common stock;

  •
  will entitle the holder upon liquidation, dissolution or winding-up of the Company to receive the greater of (a) $0.01 per one one-thousandth of a share of Series C Preferred Stock (plus any accrued but unpaid dividends) and (b) an amount equal to the payment made on one share of common stock;

  •
  will have the same voting power as one share of common stock; and

  •
  if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle the holder to a payment equal to the payment made on one share of common stock.

        The value of one one-thousandth interest in a share of Series C Preferred Stock should approximate the value of one share of our common stock.

        Expiration.    The Rights will expire on the earliest of (i) 5:00 p.m., New York City time, on July 27, 2018, (ii) the time at which the Rights are redeemed or exchanged under the Rights Plan or (iii) the time at which our board of directors determines that the NOLs are fully utilized or no longer available under Section 382 of the Code.

        Redemption.    Our board of directors may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If our board of directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if we have a stock split or issue stock dividends of our common stock.

        Exchange.    After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our board of directors may extinguish the Rights by exchanging one share of common stock or an equivalent security or other property for each Right, other than Rights held by the Acquiring Person or an affiliate or associate thereof and certain transferees thereof, which will have become null and void.

        Anti-Dilution Provisions.    The Purchase Price of the Series C Preferred Stock, the number of shares of Series C Preferred Stock issuable and the number of outstanding Rights are subject to adjustment to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split, or a reclassification of the Series C Preferred Stock or our common stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

        Amendments.    The terms of the Rights Plan may be amended by our board of directors without the consent of the holders of the Rights except that after a person or group becomes an Acquiring Person, our board of directors may not amend the agreement in a way that adversely affects holders of the Rights.

Anti-Takeover Effects of Provisions of Our Restated Certificate of Incorporation, Our Amended and
Restated Bylaws, The Rights Plan and Delaware Law

        Some provisions of Delaware law, and our restated certificate of incorporation and our amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for shares of our common stock.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the New York Stock Exchange ("NYSE"), from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We have not opted out of the provisions of Section 203. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Restated Certificate of Incorporation and Amended and Restated Bylaws

        Among other things, our restated certificate of incorporation and amended and restated bylaws:

  •
  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders' notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

  •
  provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

  •
  provide that the authorized number of directors may be changed only by resolution of the board of directors;

  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

  •
  provide that the affirmative vote of the holders of at least 75% in voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office at any time;

  •
  provide that our board of directors is divided into three classes with each class serving staggered three year terms;

  •
  provide that special meetings of our stockholders may only be called by our Chairman of our board of directors, Chief Executive Officer, President or pursuant to a resolution adopted by our board of directors;

  •
  provide that, subject to the terms of any series of preferred stock that is outstanding at such time, any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting; and

  •
  provide that the affirmative vote of the holders of at least 75% in the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors will be required to amend, alter, or repeal certain provisions of our restated certificate of incorporation or any provision of our amended and restated bylaws. The board of directors can also unilaterally amend, alter, or repeal our amended and restated bylaws with the affirmative vote of a majority of the entire board of directors.

 The Rights Plan

        Although the Rights Plan was structured and approved by our board of directors to protect our ability to use our NOLs to offset future tax liabilities, the existence of the Rights Plan may nevertheless discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in our equity securities or seeking to obtain control of us. To the extent any potential acquirers are deterred by our Rights Plan, the plan may have the effect of preserving incumbent directors and management in office or preventing acquisitions of us. The Rights Plan has a limited life and is not intended for defensive or anti-takeover purposes. See "—Rights Plan".

Indemnification Matters

        Our restated certificate of incorporation limits the liability of our directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law. Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers, and we intend to enter into indemnification agreements with each of our future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Provisions of Our Restated Certificate of Incorporation Governing Corporate Opportunities

        We and SOG, Sanchez Energy Partners I, LP and certain of their affiliates (but excluding us, collectively, the "Sanchez Group") are engaged in similar activities or lines of business and have an interest in the same areas of corporate opportunities. Members of the Sanchez Group will not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and to the fullest extent permitted by law, no member of the Sanchez Group nor any of their directors or officers will be liable to us or our stockholders for breach of any fiduciary duty, by reason of any such activities. Additionally, if any member of the Sanchez Group acquires knowledge of a potential transaction or matter that may be a corporate opportunity for it and us, to the fullest extent permitted by law, such member of the Sanchez Group will have no duty to communicate or offer such corporate opportunity to us and will not be liable to us or our stockholders for breach of any duty (fiduciary or otherwise) if such member of the Sanchez Group pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to its affiliates. If any director or officer of any member of the Sanchez Group who is also one of our officers or directors becomes aware of a potential business opportunity, transaction or other matter (other than one expressly offered to that director or officer in writing solely in his or her capacity as our director or officer), that director or officer will have no duty to communicate or offer that opportunity to us, and will be permitted to communicate or offer that opportunity to such member of the Sanchez Group or its affiliates and that director or officer will not, to the fullest extent permitted by law, be deemed to have (1) breached or acted in a manner inconsistent with or opposed to his or her fiduciary or other duties to us regarding the opportunity or (2) acted in bad faith or in a manner inconsistent with the best interests of our company or our stockholders. Pursuant to the terms of our restated certificate of incorporation, members of the Sanchez Group are not required to offer corporate opportunities to us, and our directors and officers may be permitted to offer certain corporate opportunities to members of the

Sanchez Group before us. See "Risk Factors—Risks Related to Our Business" in our Annual Report on Form 10-K, which is incorporated by reference herein.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

        Our common stock, and associated preferred stock purchase rights, trade on the NYSE under the symbol "SN."

DESCRIPTION OF WARRANTS

        We may issue warrants that entitle the holder to purchase debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

  •
  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

  •
  the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

  •
  the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  United States federal income tax consequences applicable to such warrants;

  •
  the amount of warrants outstanding as of the most recent practicable date; and

  •
  any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

        Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and stockholders, or in a rights offering; (3) through agents (acting as agent or principal); (4) through a combination of any of these methods; or (5) through any other method described in a prospectus supplement. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. If applicable, we will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

        Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

 Delayed Delivery Arrangements

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business for which they may receive compensation.

 LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas, our outside legal counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated balance sheet of Sanchez Energy Corporation as of December 31, 2015 and the related consolidated statement of operations, stockholders' equity and cash flows for the year then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2015 financial statements refers to a change in the presentation of deferred taxes.

        The consolidated financial statements as of December 31, 2014 and for each of the two years in the period ended December 31, 2014, incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

        The statements of revenues and direct operating expenses for the assets acquired by the Company from SWEPI LP and Shell Gulf of Mexico Inc. for each of the years in the three-year period ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

        The statement of revenues and direct operating expenses for the assets acquired by the Company from Hess Corporation for each of the years in the two-year period ended December 31, 2012, incorporated by reference into this prospectus has been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

        The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, the future net income from those reserves and their present value as of December 31, 2015 is based on a reserve report prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of such firm as an expert in these matters.

10,000,000 shares

Common stock

Prospectus Supplement

J.P. Morgan

January     , 2017